Exhibit 99.1
Form 4 Joint Filer Information

Name:                                        John G. Danhakl
Relationship to Issuer:              Managing Partner of Leonard Green & Partners, L.P.,
                                        which is the management company of Green Equity Investors III, L.P.
                                        and Green Equity Investors Side III, L.P.
Address:                                11111 Santa Monica Boulevard, Suite 2000
                                        Los Angeles, CA 90025

Designated Filer:                        Jonathan D. Sokoloff
Issuer & Ticker Symbol:                        Rite Aid Corporation (RAD)
Date of Event Requiring Statement:        March 31, 2006

                                        Signature:         /s/ Julia Chang
                                        By:                Julia Chang
                                                        Attorney-in-Fact

The above reporting person directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, to be the indirect beneficial owner of the shares owned by Green Equity Investors III, L.P. and Green Equity Investors Side III, L.P.
and, therefore, a "ten percent holder" hereunder.  The reporting person disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.